EXHIBIT 15
                            ==========

CLYDE BAILEY, P.C.
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230
(210) 699-1287 (ofc.)
(888) 699-1287 - (210) 691-2911 (fax)


Member:
American Institute of CPA's
Texas Society of CPA's


January 4, 2002


I hereby acknowledge that I am aware of the use in Registrant's
Form 10QSB/A registration statement for the quarter ended
September 30, 2001 of a report on unaudited interim financial information, prepared by Management of Registrant.


/s/ Clyde Bailey, P.C.